UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2020
 _______________________
UNIVEST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
_______________________

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, $5 par value	UVSP	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 28, 2020, the Board of Directors of Univest Financial Corporation (the “Corporation") appointed Suzanne Keenan, who is presently serving as an Alternate Director of the Corporation, as a Class I director, effective January 1, 2021. Ms. Keenan’s term will expire at the 2021 annual shareholders meeting. Ms. Keenan will continue to serve on the Corporation’s Enterprise-Wide Risk Management Committee.

On October 28, 2020, the Corporation appointed Joseph P. Beebe to serve as an alternate director of the Corporation, effective January 1, 2021, with a term expiring at the 2021 annual shareholders meeting.

Mr. Beebe was most recently a Managing Director and Co-Head of the Insurance and Asset Management Group in the Investment Banking Division of Keefe Bruyette and Woods, Inc. Mr. Beebe previously held management positions at Fox-Pitt, Kelton, Inc. and Midlantic Corporation. Mr. Beebe is currently a member of the President’s Advisory Council and Institute for Creativity and Entrepreneurship Advisory Board at Villanova University. Mr. Beebe previously served as an Advisory Board Member of Patriot Capital. Mr. Beebe holds a Bachelor of Arts Degree in Economics from Villanova University and an MBA with a concentration in finance from Pace University- Lubin Graduate School of Business.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Financial Corporation

By:	/s/ Brian J. Richardson
Name:	Brian J. Richardson
Title:	Executive Vice President, Chief Financial Officer
Date: October 30, 2020